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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 2003-A
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                          JPMorgan Chase Bank
fka, Bank One National Association           4 New York Plaza 6th Floor
One Bank One Plaza, Suite 0126               New York, NY 10004
Chicago, IL 60670                            Attn: ABS Administration
Attn: Corporate Trust Administration         Phone: (212) 623-5437
Phone: (312) 407-0192                        Fax:      (212) 623-5933
Fax:     (312) 407-1708

Key Bank USA, National Association           MBIA Insurance Corporation
800 Superior Ave, 4th Floor                  113 King Street
Cleveland, OH 44114                          Armonk, NY  10504
Attn: President, KER                         Attn: Data Administration
Phone:   (216) 828-4293                      Phone: (914) 765-3772
Fax:     (216) 828-9301                      Fax:     (914) 765-3810


Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave 4th Floor
Cleveland, Ohio 44114
Attn: President, KER
Phone: (216) 828-4293
Fax:    (216) 828-9301


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of August 1, 2003 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from the inception of the Trust, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the standard as set forth in the Agreement.

                              Great Lakes Educational Loan Services, Inc.,
                              Subservicer

Date: February 09, 2004       By:      /S/ MICHAEL J. NOACK
                                  -------------------------------
                              Name: Michael J. Noack
                              Title: Chief Servicing Officer